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                                                                   EXHIBIT 10.13

                                  STAPLES, INC.

             AMENDED AND RESTATED 1998 EMPLOYEE STOCK PURCHASE PLAN

     The purpose of this Plan is to provide eligible employees of Staples, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of common stock of the Company ("Staples Common Stock"), commencing on November 1, 1998. Ten million five hundred thousand (10,500,000) shares of Staples Common Stock in the aggregate have been approved for this purpose. Employees participating in the Plan may elect to purchase shares of Staples Common Stock, subject to any limitations that may be imposed by the Board of Directors (the "Board") or the Committee (as defined below).

     1. ADMINISTRATION.   The Plan will be administered by the Board or by a
Committee appointed by the Board (the "Committee "). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

     2. ELIGIBILITY. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Staples Common Stock under the Plan provided that:

        a. they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

        b. they have been employed by the Company or a Designated Subsidiary for at least 90 days prior to enrolling in the Plan; and

        c. they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

     No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

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     3. OFFERINGS. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. The first Offering will begin on November 1, 1998, or the first business day thereafter (the "Offering Commencement Dates") and end on June 30, 1999. Thereafter, each July 1 and January 1 or the first business day thereafter will be an Offering Commencement Date. Each Offering Commencement Date will begin a period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Staples Common Stock at the end of the Plan Period. The first Plan Period will be eight (8) months and thereafter each Plan Period will be six (6) months ending on the last weekly payroll date in June or December, as applicable. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

     4. PARTICIPATION. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by enrolling in such manner and at such time approved, from time to time, by the Board or the Committee, prior to the applicable Offering Commencement Date in said Offering. The enrollment will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee changes his enrollment in a manner prescribed by the Committee from time to time or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" shall mean regular earnings and sales rewards or other sales-related payments made to sales associates in lieu of commissions, and excluding payments for overtime, incentive compensation, shift premiums, bonuses, contributions to all employee fringe benefits plans (except employee contributions in lieu of cash earnings pursuant to any "cash or deferred plan" or "cafeteria plan"), allowances and reimbursements, income or gains on the exercise of Company stock options or stock appreciation rights, and other special payments except to the extent that the inclusion of any such item is specifically approved by the Board.

     5. DEDUCTIONS. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of ten percent (10%) of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be made in any whole percentage up to ten percent (10%). Each participating employee shall designate what percentage of his or her payroll deductions during the Offering shall be used to purchase Staples Common Stock upon the completion of such Offering, subject to any limits as may be imposed for such Offering by the Board or the Committee. Any change in compensation during the Plan Period will result in an automatic corresponding change in the dollar amount withheld.

     No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Staples Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the Fair Market Value (as defined below) of Staples Common Stock (determined at the Offering Commencement

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Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

     6. DEDUCTION CHANGES. An employee may discontinue his payroll deduction once during any Plan Period, up to such deadline as may be established by the Board or the Committee, prior to the close of business on the last business day, in such manner permitted by the Board or Committee. However, an employee may not increase or decrease his payroll deduction, during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, amounts previously withheld will be refunded to the employee without interest.

     7. INTEREST. Interest will not be paid on any employee accounts.

     8. WITHDRAWAL OF FUNDS. An employee may at any time up to such deadline as may be established by the Board or the Committee, which deadline shall be prior to the close of business on the last business day in a Plan Period and, for any reason, permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

     9. PURCHASE OF SHARES. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of shares (including fractional shares determined in the manner set forth below) of Staples Common Stock (subject to any limits as may be imposed for such Offering by the Board or the Committee) as does not exceed the number of shares determined by dividing $12,500 by the Fair Market Value (as defined below) of Staples Common Stock on the Offering Commencement Date of such Plan Period; provided that, if the Plan Period is any period other than six months, then $12,500 shall be adjusted proportionately to reflect the length of the Plan Period.

     The purchase price for each share purchased will be 85% of the Fair Market Value (as defined below) of Staples Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever shall be less. For purposes of this Plan, "Fair Market Value" shall mean (a) the closing price on any national securities exchange on which Staples Common Stock is listed, (b) the closing price of Staples Common Stock on the NASDAQ National Market, or (c) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in THE WALL STREET JOURNAL. If no sales of Staples Common Stock were made on such a day, the price of Staples Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

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     Each employee who continues to be a participant in the Plan on the Exercise
Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of shares of Staples Common Stock (including fractional shares calculated up to 4 decimal places) reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for (but not in excess of the maximum number determined in the manner set forth above subject to any limits on such allocation as may be imposed by the Board or the Committee for such Offering.

     Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee.

     10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Staples Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee or in the name of the Plan with appropriate allocation to the participating employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

     11. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

     12. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Staples Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or to an account for his benefit.

     13. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

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     14. APPLICATION OF FUNDS. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

     15. ADJUSTMENT IN CASE OF CHANGES AFFECTING STAPLES COMMON STOCK. In the event of a subdivision of outstanding shares of outstanding shares of Staples Common Stock, or the payment of a dividend of Staples Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be adjusted proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting Staples Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

     16. MERGER. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of such shares of Staples Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

     In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Staples Common Stock, shares of such stock or other securities as the holders of shares of Staples Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

     17. AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by

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the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

     18. INSUFFICIENT SHARES. In the event that the total number of shares of Staples Common Stock specified in elections to be purchased in any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis. In the event that the total number of shares of Staples Common Stock specified in elections to be purchased in any Offering exceeds the maximum number of shares available for purchase in such Offering (as specified by the Board or the Committee), the Board or the Committee will allot the shares available on a pro rata basis or in such other manner as it, in its sole discretion, deems appropriate.

     19. TERMINATION OF THE PLAN. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

     20. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Staples Common Stock under this Plan is subject to the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

     21. GOVERNING LAW. The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

     22. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Staples Common Stock, from shares held in the treasury of the Company, or from any other proper source.

     23. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

     24. EFFECTIVE DATE AND APPROVAL OF SHAREHOLDERS. The Plan shall take effect on November 1, 1998 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

     25. DIVIDENDS ON SHARES PURCHASED UNDER THE PLAN. Each employee who enrolls in the Plan agrees, for so long as shares of Staples Common Stock purchased by the employee at any time under the Plan (the "Purchased Shares") are held by the employee in an account with a bank, transfer agent, or other financial institution designated by the Company to hold the Purchased Shares (the "Financial Institution"), to (1) participate in the Staples dividend reinvestment program maintained by the Financial Institution (the

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"DRIP") such that the employee shall receive, in lieu of any cash dividend paid or payable by the Company with respect to the employee's Purchased Shares that are held in an account with the Financial Institution (the "Captive Shares"), shares of Staples Common Stock (including any fractional shares) pursuant to the terms of the DRIP, and (2) allow the Company to take all reasonably necessary and appropriate actions to ensure that the amount of any cash dividend paid or payable by the Company with respect to the employee's Captive Shares is paid in the form of Staples Common Stock instead of cash.

                                         Adopted by the Board of Directors on
                                         March 6, 1998 and approved by the
                                         stockholders on June 4, 1998; and
                                         amended by the Board of Directors on
                                         September 14, 1999 and approved by
                                         stockholders on November 9, 1999;
                                         amended by the Board of Directors on
                                         January 18, 2001; amended by the Board
                                         of Directors on August 27, 2001;
                                         amended and restated by the Board of
                                         Directors on March 2, 2004 and approved
                                         by the stockholders on June 17, 2004;
                                         and amended by the Board of Directors
                                         on September 8, 2004.